UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ASA GOLD AND PRECIOUS METALS LIMITED

(Name of Registrant as Specified In Its Charter)

AXEL MERK

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Axel Merk
555 Bryant St #455
Palo Alto, CA 94301

PROTECT ASA’S FOCUS ON PRECIOUS METALS

Dear Fellow Shareholder,

A hedge fund is trying to seize control of ASA—your precious metals fund—through a rushed vote. You have the power to stop them.

Vote NO right now on both proposals from Saba— one to expand the Board, the other to install their handpicked nominee and take control

Here’s how to make sure your vote is counted:

•	Do not return Saba’s gold card
•	Vote NO on the WHITE card online—Please do it now
•	Or, if voting by mail, please sign, date and mail your WHITE card today

Your voice matters—but only if you use it.

Vote NO on the WHITE card today.

With appreciation for your continued support,

Axel Merk

Fellow Shareholder

P.S. For more background and updates, visit saveasa.com.

Together with his wife, Axel Merk owns over 300,000 shares of ASA Gold and Precious Metals Limited. This is not a solicitation by ASA Gold and Precious Metals Limited, or any other shareholder or related entity.